CUSIP or ISIN
BBERG ID	ABSHE 2006-HE2
Deal Name	Asset Backed Securities Corporation Home Equity Loan Trust, Series NC 2006-HE2
Issuer Name	Asset Backed Securities Corporation
Parent Name
Original Class Balance
Current Class Balance
Portfolio Name
Sector	Subprime Home Equity
Settle Date	24-Mar-2006
Collateral Balance	$746,271,329
Original # of Loans	3,971
Avg. Loan Balance	$187,930
Initial WAC	8.200%
Initial WAM	358
Rem. WAM	356
Moody's
S&P
Fitch
Moody's
S&P
Fitch
WA FICO	625
<= 500	0.31%
<= 550	13.26%
<=575	22.51%
<= 600	34.43%
>= 650	32.83%
>= 700	12.16%
WA DTI	41.57%
>= 40%	65.54%
>= 45%	44.44%
WA LTV	81.24%
> 80	40.71%
> 90	9.15%
% IO	5.81%
IO FICO	643
IO with FICO <575	0.95%
IO Term	60 months
IO Term %
IO LTV	81.71%
% 15 yr Fixed	0.52%
%30 yr FIXED	13.95%
% Balloons	48.05%
40 yr	0.00%
2/28 Hybrids	80.35%
3/27 Hybrids	2.57%
5/25 Hybrids	0.00%
<= 1/29 Hybrids	0.00%
% 2nd Lien	2.62%
% Silent 2nds	32.11%
MTA?
MTA Limit
Negam?	NA
MI Company	NA
MI coverage %	NA
Single Family	72.06%
2-4 Family	7.35%
Condo	7.11%
Co-op	0.00%
PUD	13.48%
MH	0.00%
Owner	88.73%
Second Home	3.71%
Investor	7.57%
Refi - Rate/Term	8.40%
Cash Out	49.00%
Purchase	42.60%
Full Doc	55.55%
Stated Doc	42.04%
Limited Doc	2.41%
No Doc	0.00%
State 1	California
% State 1	31.99%
State 2	Florida
% State 2	12.12%
State 3	Arizona
% State 3	5.32%
State 4	Texas
% State 4	4.93%
Sub %
Initial OC %	1.30%
Target OC % before stepdown	1.30%
Target OC % after stepdown	2.60%
Other CE%
Total CE %
Initial Excess Interest
Orignators 1	New Century Mortgage Corp.
% Orignators 1	100.00%
Orignators 2	NA
% Orignators 2	NA
Orignators 3	NA
% Orignators 3	NA
Issuer Contact	Lloyd Brown - 212 325-4968, Plern Bonython 212- 538-0540, Balazs Foldvari - 212-538-3549
Issuer Number	above
Servicers 1	HomEq Servicing Corporation
% Servicers 1	100.00%
Servicers 2	NA
% Servicers 2	NA
Servicers 3	NA
% Servicers 3	NA
Servicer Contact	Kevin Finnell
Servicer Number	(916) 339-6247
Master Servicer	NA
Trustee	U.S. Bank National Association
Trustee Contact	Sheryl Christopherson
Trustee Number	(651) 495-3852
Credit Risk Manager	MortgageRamp, Inc.
Underwriter	Credit Suisse Securities (USA) LLC
Derivatives	Credit Suisse International
Credit Comments
Deal Accepted?

Maxim Owned
Intex Stress
Term Sheet
Hard Prossup
Elect. Prossup

Intex Cashflow Assumptions
Loss Severity %
Delinquency %
Breakeven CDR %
# Lag Months

# Months till OC grows to Target	Fully funded at close

IO Class in deal? (Y/N)
IO Coupon
First IO interest payment $